POWER OF ATTORNEY

The undersigned officers and trustees of TEMPLETON FUNDS, a Delaware statutory trust (the "Registrant"), hereby appoint BRUCE G. LETO, ROBERT C. ROSSELOT, LORI A. WEBER, CRAIG S. TYLE and DAVID P. GOSS (with full power to each of them to act alone) his/her attorney-in-fact and agent, in all capacities, to execute, deliver and file in the names of the undersigned, any and all instruments that said attorneys and agents may deem necessary or advisable to enable the Registrant to comply with or register any security issued by the Registrant under the Securities Act of 1933, as amended, and/or the Investment Company Act of 1940, as amended, and the rules, regulations and interpretations thereunder, with respect to the Registrant&#65533;s Registration Statement on Form N-14 with respect to the proposed reorganization of Templeton Global Long-Short Fund, a series of Franklin Templeton International Trust with and into Templeton World Fund, a series of Templeton Funds, including any and all pre- and post-effective amendments thereto, any other document to be filed with the U.S. Securities and Exchange Commission and any and all documents required to be filed with respect thereto with any other regulatory authority. Each of the undersigned grants to each of said attorneys, full authority to do every act necessary to be done in order to effectuate the same as fully, to all intents and purposes, as he/she could do if personally present, thereby ratifying all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.

This Power of Attorney may be executed in one or more counterparts, each of which shall be deemed to be an original and all of which shall be deemed to be a single document.

The undersigned officers and trustees hereby execute this Power of Attorney as of the 1st day of December, 2009.

/s/GARY P. MOTYL	/s/LAURA F. FERGERSON
Gary P. Motyl, Chief Executive Officer -	Laura F. Fergerson, Chief Executive Officer -
Investment Management	Finance and Administration

/s/MARK H. OTANI	/s/HARRIS J. ASHTON
Mark H. Otani, Chief Financial Officer and	Harris J. Ashton, Trustee

Chief Accounting Officer

/s/ANN TORRE BATES	/s/FRANK J. CROTHERS
Ann Torre Bates, Trustee	Frank J. Crothers, Trustee

/s/EDITH E. HOLIDAY	/s/CHARLES B. JOHNSON
Edith E. Holiday, Trustee	Charles B. Johnson, Trustee

/s/RUPERT H. JOHNSON, JR	/s/J. MICHAEL LUTTIG
Rupert H. Johnson, Jr., Trustee	J. Michael Luttig, Trustee

/s/DAVID W. NIEMIEC	/s/FRANK A. OLSON
David W. Niemiec, Trustee	Frank A. Olson, Trustee

/s/LARRY D. THOMPSON	/s/CONSTANTINE D. TSERETOPOULOS
Larry D. Thompson, Trustee	Constantine D. Tseretopoulos, Trustee

/s/ROBERT E. WADE

Robert E. Wade, Trustee